EXHIBIT 99.1

CONTACT:	Investor Relations 404-715-6679

Corporate Communications 404-715-2554

Delta Air Lines Reports Monthly Results for January 2006

ATLANTA, March 2, 2006 - Delta Air Lines (Other OTC: DALRQ) today filed its Monthly Operating Report for the month of January 2006 with the U.S. Bankruptcy Court for the Southern District of New York. Key points are Delta:

•	Reported a net loss of $300 million, including $87 million in reorganization items.
•	Ended the month with $2.1 billion of unrestricted cash.
•	Continued to make significant progress towards achievement of its business plan.
•	In February, entered into hedges for approximately 26% of its planned February fuel requirements.

Delta reported a net loss of $300 million in the month of January 2006, compared to a net loss of $314 million in January 2005. Excluding reorganization items (1), the net loss was $213 million in the month of January 2006, a $101 million improvement versus the prior year period. The January 2006 reorganization items total $87 million and primarily reflect estimated bankruptcy claims for aircraft and facilities lease matters, as well as professional fees in the company’s Chapter 11 case.

Operating loss for the month was $147 million, a $77 million improvement versus January 2005. On January 31, 2006, Delta had $2.1 billion of unrestricted cash.

Restructuring Progress
During the month of January, Delta continued to make significant restructuring progress towards the achievement of its business plan. As of January 31, 2006, Delta:

•
Achieved significant cost reductions throughout the company, resulting in a mainline non-fuel CASM (1) of 7.74 cents for January 2006, a reduction of 5.3% compared to January of 2005. This was achieved despite a 7.8% reduction in mainline capacity.

•	Continued to adjust its route network by better matching capacity to demand, resulting in a January 2006 passenger RASM of 9.34 cents, a 12.6% improvement compared to January of 2005.
•	Made additional progress in restructuring its aircraft leases by renegotiating (or rejecting) aircraft leases to match future fleet needs and capture significant cost reductions.

Fuel Hedging
Delta received authorization from the Bankruptcy Court, with the support of the unsecured creditors’ committee in its Chapter 11 proceedings, to enter into fuel hedging contracts. In February, Delta

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instituted a fuel hedging program and hedged approximately 26% of its planned consumption for the month at $1.75 average price per gallon. Delta intends to continue to enter into such fuel hedges in the future as economic conditions warrant as a means of helping to manage its costs.

Edward H. Bastian, Delta’s executive vice president and chief financial officer, said: “While Delta continued to post significant losses in January, the Company is making progress in stabilizing our liquidity and implementing our business plan. Our ability to enter successfully into fuel hedging contracts with sophisticated counter-parties in February is another indication of the progress we are making in our ongoing efforts to strengthen our financial performance.”

About Delta
Delta Air Lines is one of the world’s fastest growing international carriers with more than 50 new international routes added or announced in the last year. Delta offers daily flights to 503 destinations in 94 countries on Delta, Song, Delta Shuttle, the Delta Connection carriers and its worldwide partners. In summer 2006, Delta plans to offer customers more destinations and departures between the U.S., Europe, India and Israel than any global airline, including service on 11 new transatlantic routes from its Atlanta and New York-JFK hubs. Delta also is a major carrier to Mexico, South and Central America and the Caribbean, with more than 35 routes announced, added or applied to serve since Jan. 1, 2005. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on more than 14,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Endnotes
(1) Attached is a reconciliation of Delta’s net loss as reported under accounting principles generally accepted in the United States to the net loss excluding reorganization items, as well as reconciliations of other financial measures excluding reorganization items and fuel. Delta excludes reorganization items because the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance. Delta presents mainline CASM excluding fuel expense because management believes high fuel prices mask the progress that Delta achieved toward its business plan targets.

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings; our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time; our ability to develop, prosecute, confirm and consummate one or more plans of

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reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for us to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; our ability to obtain and maintain normal terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; our ability to maintain adequate liquidity to fund and execute our business plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; our ability to comply with financial covenants in our financing agreements; our ability to implement our expanded transformation plan successfully; the cost of aircraft fuel; labor issues, including our ability to reduce our pilot labor costs to the level called for by our business plan and possible strikes or job actions by unionized employees; pension plan funding obligations; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; restructurings by competitors; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Form 10-Q, filed with the Commission on November 14, 2005.

The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these liabilities or securities.

A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Investors and other interested parties can obtain information about Delta’s Chapter 11 filing on the Internet at delta.com/restructure. Court filings and claims information are available at deltadocket.com. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of March 2, 2006, and which Delta has no current intention to update.

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Note 1: The following tables show reconciliations of certain financial measures adjusted for the items shown below.

	For the		For the
	Month Ended		Month Ended
	January 31, 2006		January 31, 2005
(in millions)
Net loss	$(300)		$(314)
Items excluded:
Reorganization items, net	(87)		-
Total items excluded	(87)		-
Net loss excluding special items	(213)		(314)

Mainline CASM	10.60	¢	10.32	¢
Fuel expense	2.86		2.14
Mainline CASM excluding fuel expense	7.74	¢	8.18	¢